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                                                                    EXHIBIT 99.4


                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of the attached statement on Schedule 13D and to all amendments to such statement and that such statement and all amendments to such statement are made on behalf of each of them.

         IN WITNESS WHEREOF, the undersigned hereby execute this agreement on June 27, 2000.



                           Chesapeake Energy Corporation, an Oklahoma corporation


                           By /s/ Aubrey K. McClendon
                              -------------------------------------------------
                              Aubrey K. McClendon, Chief Executive Officer


                           Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership

                           By Chesapeake Operating, Inc., an Oklahoma corporation, as general partner

                                    By /s/ Aubrey K. McClendon
                                       ----------------------------------------
                                       Aubrey K.McClendon
                                       Chief Executive Officer


                           Chesapeake Energy Marketing, Inc., an Oklahoma corporation


                           By /s/ Aubrey K. McClendon
                              -------------------------------------------------
                              Aubrey K. McClendon, Chief Executive Officer